WARD B. HINKLE
Partner
Direct Dial: 716.848.1281
Direct Facsimile: 716.849.0349
whinkle@hodgsonruss.com





                                                                     EXHIBIT 5.1

                                 April 19, 2006



Utix Group, Inc.
7 New England Executive Park, Suite 610
Burlington, Massachusetts  01803-2933

                    Re:   Registration Statement on Form SB-2
                          Registration No. 333-132165
                          ---------------------------

Ladies/Gentlemen:

         We have acted as counsel for Utix Group, Inc., a Delaware corporation, (the "Company") in connection with the filing with the Securities and Exchange Commission (the "Commission") of Registration Statement No. 333-132165 on Form SB-2 (the "Registration Statement"), which relates to the registration of 341,562,500 shares of the common stock, par value $.001 per share, of the Company (collectively the "Common Shares"). The Common Shares are to be offered for resale by the selling securityholders identified in the Registration Statement (collectively the "Selling Securityholders") and include (1) 2,732,500 shares issuable to the Selling Securityholders upon conversion of Series A preferred stock of the Company (collectively the "Conversion Shares") and (2) 683,125 shares issuable to the Selling Securityholders upon the exercise of warrants identified in the Registration Statement (collectively the "Warrants") (collectively the "Warrant Shares").

         This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-B under Securities Act of 1933, as amended, (the "Act").

         The opinions set forth in this letter are subject to the following qualifications:

         1. In giving the opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of

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Utix Group, Inc.
April 19, 2006
Page 2



public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.

         2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person and (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy.

         3. We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the "General Corporation Law of the State of Delaware").

         4. Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).

         5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on either opinion set forth in this letter.

         Subject to the qualifications set forth in this letter, it is our opinion that:

         1. The Conversion Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Conversion Shares are validly authorized on the dates of their conversion and
(b) the Conversion Shares are duly issued upon conversion of the Series A convertible preferred stock of the Company in accordance with the terms of such Series A convertible preferred stock, the Conversion Shares will be validly issued, fully paid and assessable.

         2. The Warrant Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (a) the Warrants are duly exercised in accordance with their terms and (b) the exercise price of the Warrants is duly paid in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

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Utix Group, Inc.
April 19, 2006
Page 3



         We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        HODGSON RUSS LLP

                                        By /s/ Ward B. Hinkle
                                           ----------------------
                                               Ward B. Hinkle